Exhibit 4.5

0	Incorporated under the laws of the State of Delaware	******

Better Therapeutics, Inc.

TOTAL AUTHORIZED ISSUE
200,000,000 SHARES PAR VALUE $0.0001

COMMON STOCK

This is to Certify that *******************               is the owner of

*********** *                          fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated October      , 2021

Chief Executive Officer	Secretary

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were, written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
TEN ENT	—	as tenants by the entireties			(Cust)		(Minor)
under Uniform Gifts to Minors Act

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common	Act
(State)

     Additional abbreviations may also be used though not in the above list.

For value received,                    hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the

represented by the within Certificate, and do hereby irrevocably constitutes and appoints

Attorney to

transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated:

In Presence of

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.